Exhibit 99.1


Clayton Williams Energy Announces 2006 Financial Results and Reserves


    MIDLAND, Texas--(BUSINESS WIRE)--March 15, 2007--Clayton Williams Energy, Inc. (NASDAQ:CWEI) reported a net loss for the fourth quarter of 2006 of $8.9 million, or $.81 per share, as compared to net income of $1.3 million, or $.12 per share, for the fourth quarter of 2005. Cash flow from operations for the fourth quarter of 2006 was $29.5 million, as compared to $36.8 million during the same period in 2005.

    For the year ended December 31, 2006, the Company reported net income of $17.8 million, or $1.58 per share, as compared to net income of $257,000, or $.02 per share, for 2005. Cash flow from operations for the year 2006 was $146 million, as compared to $163.5 million for 2005.

    Oil and gas sales for the fourth quarter of 2006 totaled $57.8 million compared to $62.1 million for the same quarter in 2005. Of the $4.2 million decrease in oil and gas sales, product prices accounted for a decrease of $14.1 million and higher production volumes accounted for a $9.9 million increase. Oil production for the fourth quarter of 2006 increased to 529,000 barrels, or 5,750 barrels per day, up from 487,000 barrels, or 5,293 barrels per day in the 2005 quarter. Gas production increased 24% to 4 Bcf, or 43,272 Mcf per day, from 3.2 Bcf, or 34,815 Mcf per day in the 2005 quarter. Average realized oil prices in the fourth quarter of 2006 remained relatively flat at $57.41 compared to $56.99 per barrel in the 2005 period, while gas prices decreased 35% from $10.02 to $6.49 per Mcf. Average realized prices for 2006 and 2005 exclude the effects of any gains or losses realized on commodity hedging transactions since those derivatives were not designated as cash flow hedges and have been reported in the Company's statements of operations as gain/loss on derivatives under applicable accounting standards.

    For the fourth quarter of 2006, the Company reported an $11.9 million net gain on derivatives, consisting of a $14.9 million non-cash gain to mark the Company's derivative positions to their fair value on December 31, 2006 and a $3 million charge for cash settlements during the quarter. For the same period in 2005, the Company reported a $3.6 million net loss on derivatives, consisting of a $15.6 million non-cash mark-to-market loss and a $12 million charge for cash settlements.

    Exploration costs related to abandonments and impairments were $29.4 million during the fourth quarter of 2006, which included $5.7 million for the abandonment of the Roberson et al #1 (Terryville) in North Louisiana, $4.1 million for acreage impairments in Montana, $1.8 million for the abandonment of the Rose Chouest #1 (South Empire) in South Louisiana, and $17.1 million for previously announced dry holes in Louisiana and Colorado. The Company's exploration costs were $8.4 million in the fourth quarter of 2005.

    The Company recorded a non-cash charge during the fourth quarter of 2006 of $8.9 million for an impairment of proved properties pursuant to Statement of Financial Accounting Standards No. 144 "Accounting for Impairment or Disposal of Long-Lived Assets." The impairment, which applied to one area in West Texas and one area in New Mexico, was required to reduce the carrying value of these proved properties to their estimated fair market value.

    The Company also announced today that its total proved oil and gas reserves as of December 31, 2006 were 271.5 Bcfe, consisting of 25.4 million barrels of oil and NGL and 119.2 Bcf of natural gas. By comparison, the Company reported proved reserves of 293.8 Bcfe as of December 31, 2005, consisting of 27.8 million barrels of oil and NGL and 126.8 Bcf of natural gas. The pre-tax present value of estimated future net revenues from these reserves, discounted at 10% and computed in accordance with SEC guidelines, totaled $712.4 million at December 31, 2006, as compared to $1.1 billion at December 31, 2005. The estimates were based on weighted average oil and NGL prices of $57.18 per Bbl in 2006, as compared to $57.85 in 2005, and gas prices of $5.24 per Mcf in 2006, as compared to $10.65 per Mcf in 2005.

    During 2006, the Company replaced 100% of the 29.4 Bcfe produced in 2006 through extensions and discoveries, excluding purchases and downward revisions to previous estimates. The following table summarizes the changes in proved reserves during 2006 on a Bcfe basis and as a percentage of 2006 production.

                                                           % of 2006
                                                    Bcfe    Production
                                                   ------  -----------
Total proved reserves, 12/31/05                    293.8
Extensions and discoveries                          29.4      100%
Purchases of minerals-in-place                       6.4       22%
Revisions                                          (28.7)     (98)%
Production                                         (29.4)
                                                   ------
Total proved reserves, 12/31/06                    271.5
                                                   ======

    Net downward revisions of 28.7 Bcfe consisted of approximately 22 Bcfe of downward revisions attributable to the effects of lower natural gas prices on the estimated quantities of proved reserves and approximately 6.7 Bcfe of downward revisions attributable to well performance primarily from properties in the Permian Basin.

    The Company will host a conference call to discuss these results and other forward-looking items today, March 15th at 1:30 p.m. CT (2:30 p.m. ET). The dial-in conference number is: 800-901-5213, passcode 59083952. The replay will be available for one week at 888-286-8010, passcode 41942892.

    To access the conference call via Internet webcast, please go to the Investor Relations section of the Company's website at www.claytonwilliams.com and click on "Live Webcast." Following the live webcast, the call will be archived for a period of 90 days on the Company's website.

    Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

    Except for historical information, statements made in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, production variance from expectations, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, exploration risks, uncertainties about estimates of reserves, competition, government regulation, costs and results of drilling new projects, and mechanical and other inherent risks associated with oil and gas production. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

                    CLAYTON WILLIAMS ENERGY, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)
                   (In thousands, except per share)


                                Three Months Ended     Year Ended
                                   December 31,        December 31,
                                ------------------ -------------------
                                  2006     2005      2006      2005
                                --------- -------- --------- ---------
REVENUES
 Oil and gas sales               $57,824  $62,063  $245,967  $252,599
 Natural gas services              2,437    4,377    11,327    12,080
 Drilling rig services             4,762        -     6,937         -
 Gain on sales of property and
  equipment                          851        9     1,767    18,920
                                --------- -------- --------- ---------
  Total revenues                  65,874   66,449   265,998   283,599
                                --------- -------- --------- ---------

COSTS AND EXPENSES
 Production                       15,935   13,996    63,298    57,404
 Exploration:
  Abandonments and impairments    29,351    8,394    65,173    39,957
  Seismic and other                1,933    3,204    11,299    10,780
 Natural gas services              2,185    3,971    10,005    11,212
 Drilling rig services             3,165        -     4,538         -
 Depreciation, depletion and
  amortization                    17,785   11,361    66,163    47,509
 Impairment of proved
  properties                       8,934   18,266    21,848    18,266
 Accretion of abandonment
  obligations                        429      300     1,653     1,158
 General and administrative        5,271    4,275    16,676    15,410
 Loss on sales of property and
  equipment                           17       77        99       209
 Other                                 -    1,353         -     1,353
                                --------- -------- --------- ---------
  Total costs and expenses        85,005   65,197   260,752   203,258
                                --------- -------- --------- ---------
  Operating income (loss)        (19,131)   1,252     5,246    80,341
                                --------- -------- --------- ---------

OTHER INCOME (EXPENSE)
 Interest expense                 (6,267)  (4,063)  (20,895)  (14,498)
 Gain (loss) on derivatives       11,933    3,633    37,340   (70,059)
 Other                              (824)   1,609    (1,339)    4,022
                                --------- -------- --------- ---------
  Total other income (expense)     4,842    1,179    15,106   (80,535)
                                --------- -------- --------- ---------

Income (loss) before income
 taxes                           (14,289)   2,431    20,352      (194)

Income tax (expense) benefit
 (a)                               5,775   (1,092)   (1,979)      451

Minority interest, net of tax       (378)       -      (574)        -

                                --------- -------- --------- ---------
NET INCOME (LOSS)                $(8,892)  $1,339   $17,799      $257
                                ========= ======== ========= =========


Net income (loss) per common
 share:
 Basic                            $(0.81)   $0.12     $1.64     $0.02
                                ========= ======== ========= =========
 Diluted                          $(0.81)   $0.12     $1.58     $0.02
                                ========= ======== ========= =========

Weighted average common shares
 outstanding:
 Basic                            11,000   10,814    10,885    10,804
                                ========= ======== ========= =========
 Diluted                          11,000   11,254    11,244    11,241
                                ========= ======== ========= =========

                    CLAYTON WILLIAMS ENERGY, INC.
                     CONSOLIDATED BALANCE SHEETS
                             (Unaudited)
                            (In thousands)

                  ASSETS
                                            December 31, December 31,
                                                2006         2005
                                            ------------ -------------

CURRENT ASSETS
 Cash and cash equivalents                      $13,840        $5,935
 Accounts receivable:
  Oil and gas sales, net                         23,398        28,317
  Joint interest and other, net                  17,810         6,972
  Affiliates                                      2,436           254
 Inventory                                       40,392        43,753
 Deferred income taxes                              505           439
 Fair value of derivatives                       23,729           191
 Prepaids and other                               3,888         2,581
                                            ------------ -------------
                                                125,998        88,442
                                            ------------ -------------
PROPERTY AND EQUIPMENT
 Oil and gas properties, successful efforts
  method                                      1,226,761     1,037,862
 Natural gas gathering and processing
  systems                                        18,068        18,034
 Contract drilling equipment                     66,418             -
 Other                                           15,848        12,396
                                            ------------ -------------
                                              1,327,095     1,068,292
 Less accumulated depreciation, depletion
  and amortization                             (682,286)     (594,225)
                                            ------------ -------------
  Property and equipment, net                   644,809       474,067
                                            ------------ -------------

OTHER ASSETS
 Debt issue costs                                 8,104         8,557
 Advances to drilling rig joint venture               -        10,329
 Fair value of derivatives                        1,785           127
 Other                                           14,737         5,813
                                            ------------ -------------
                                                 24,626        24,826
                                            ------------ -------------

                                               $795,433      $587,335
                                            ============ =============

   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable:
  Trade                                         $75,815       $59,861
  Oil and gas sales                              14,222        18,236
  Affiliates                                      1,407         2,857
 Current maturities of long-term debt            17,397            19
 Fair value of derivatives                       29,722        33,670
 Accrued liabilities and other                   10,503         9,611
                                            ------------ -------------
                                                149,066       124,254
                                            ------------ -------------

NON-CURRENT LIABILITIES
 Long-term debt                                 413,876       235,700
 Deferred income taxes                           36,409        37,042
 Fair value of derivatives                       21,281        49,705
 Other                                           29,821        20,343
                                            ------------ -------------
                                                501,387       342,790
                                            ------------ -------------

STOCKHOLDERS' EQUITY:
 Preferred stock, par value $.10 per share            -             -
 Common stock, par value $.10 per share           1,115         1,082
 Additional paid-in capital                     113,965       107,108
 Retained earnings                               29,900        12,101
                                            ------------ -------------
                                                144,980       120,291
                                            ------------ -------------

                                               $795,433      $587,335
                                            ============ =============

                    CLAYTON WILLIAMS ENERGY, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Unaudited)
                            (In thousands)


                                Three Months Ended     Year Ended
                                   December 31,       December 31,
                                ------------------ -------------------
                                  2006     2005      2006      2005
                                --------- -------- --------- ---------


CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net income (loss)               $(8,892)  $1,339   $17,799      $257
 Adjustments to reconcile net
  income (loss) to cash
  provided by operating
   activities:
      Depreciation, depletion
       and amortization           17,785   11,361    66,163    47,509
      Impairment of proved
       properties                  8,934   18,266    21,848    18,266
      Exploration costs           29,351    8,394    65,173    39,957
      (Gain) loss on sales of
       property and equipment,
       net                          (834)      68    (1,668)  (18,711)
      Deferred income taxes       (5,775)     939     1,979      (526)
      Non-cash employee
       compensation                  628      530     2,279     2,998
      Unrealized (gain) loss on
       derivatives               (14,884) (15,661)  (57,568)   40,406
      Settlements on
       derivatives with
       financing elements          6,096   10,303    29,407    27,731
      Amortization of debt
       issue costs                   286        -     1,308     2,631
      Accretion of abandonment
       obligations                   429      300     1,653     1,158
      Excess tax benefit on
       exercise of stock
       options                    (1,807)       -    (1,807)        -
      Minority interest, net of
       tax                           378        -       574         -

 Changes in operating working
  capital:
      Accounts receivable         (8,217)  (1,290)   (8,101)   (4,764)
      Accounts payable               470   (1,594)    3,543     1,707
      Other                        5,560    3,889     3,408     4,856
                                --------- -------- --------- ---------
  Net cash provided by
   operating activities           29,508   36,844   145,990   163,475
                                --------- -------- --------- ---------

CASH FLOWS FROM INVESTING
 ACTIVITIES
    Additions to property and
     equipment                   (66,234) (46,199) (254,840) (172,987)
    Additions to equipment of
     Larclay JV                  (14,529)       -   (60,655)        -
    Proceeds from sales of
     property and equipment        3,368        -     4,451    23,252
    Change in equipment
     inventory                    (1,701) (36,519)     (662)  (36,519)
    Other                           (873)     925     1,753   (10,411)
                                --------- -------- --------- ---------
  Net cash used in investing
   activities                    (79,969) (81,793) (309,953) (196,665)
                                --------- -------- --------- ---------

CASH FLOWS FROM FINANCING
 ACTIVITIES
    Proceeds from long-term
     debt                         35,600   10,700   129,300   235,700
    Proceeds from long-term
     debt of Larclay JV           20,493        -    66,254         -
    Repayments of other long-
     term debt                        12      (31)        -  (177,531)
    Proceeds from sale of
     common stock                  3,739        4     3,914       292
    Settlements on derivatives
     with financing elements      (6,096) (10,303)  (29,407)  (27,731)
    Excess tax benefit on
     exercise of stock options     1,807        -     1,807         -
    Payment of debt issue costs        -        -         -    (7,964)
                                --------- -------- --------- ---------
  Net cash provided by
   financing activities           55,555      370   171,868    22,766
                                --------- -------- --------- ---------

NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS              5,094  (44,579)    7,905   (10,424)

CASH AND CASH EQUIVALENTS
    Beginning of period            8,746   50,514     5,935    16,359

                                --------- -------- --------- ---------
    End of period                $13,840   $5,935   $13,840    $5,935
                                ========= ======== ========= =========

                    Clayton Williams Energy, Inc.
                  Summary Production and Price Data
                             (Unaudited)


                                Three Months Ended     Year Ended
                                   December 31,       December 31,
                                ------------------ -------------------
                                  2006     2005      2006      2005
                                --------- -------- --------- ---------

 Average Daily Production:
  Natural Gas (Mcf):
   Permian Basin                  13,668   14,067    14,260    15,893
   Louisiana                      18,452    5,197    14,626    10,865
   Austin Chalk (Trend)            1,912    2,393     2,504     2,435
   Cotton Valley Reef Complex      8,732   12,731     9,735    15,155
   Other                             508      427       513       605
                                --------- -------- --------- ---------
       Total                      43,272   34,815    41,638    44,953
                                ========= ======== ========= =========

  Oil (Bbls):
   Permian Basin                   3,095    3,236     3,172     3,245
   Louisiana                         888      215       955       994
   Austin Chalk (Trend)            1,731    1,785     1,770     1,892
   Other                              36       57        51        55
                                --------- -------- --------- ---------
       Total                       5,750    5,293     5,948     6,186
                                ========= ======== ========= =========

  Natural gas liquids (Bbls):
   Permian Basin                     191      304       226       255
   Austin Chalk (Trend)              261      339       269       322
   Other                              70       20        50        97
                                --------- -------- --------- ---------
       Total                         522      663       545       674
                                ========= ======== ========= =========



 Total Production:
  Natural Gas (MMcf)               3,981    3,203    15,198    16,408
  Oil (MBbls)                        529      487     2,171     2,258
  Natural gas liquids (MBbls)         48       61       199       246
                                --------- -------- --------- ---------
  Gas Equivalents (MMcfe)          7,443    6,491    29,418    31,432


 Average Realized Prices (b):
  Gas ($/Mcf):                     $6.49   $10.02     $6.68     $7.49
                                ========= ======== ========= =========
  Oil ($/Bbl):                    $57.41   $56.99    $62.92    $53.37
                                ========= ======== ========= =========
  Natural gas liquids ($/Bbl)     $32.83   $39.25    $38.18    $33.57
                                ========= ======== ========= =========

 Gains (Losses) on settled
  derivative contracts (b):
  ($ in thousands, except per
   unit)
 Gas:
     Net realized loss           $(3,157) $(4,716)    $(679)  $(7,301)
     Per unit produced ($/Mcf)    $(0.79)  $(1.47)   $(0.04)   $(0.44)

 Oil:
     Net realized gain (loss)        $37  $(7,058) $(19,886) $(21,976)
     Per unit produced ($/Bbl)     $0.07  $(14.49)   $(9.16)   $(9.73)

                    CLAYTON WILLIAMS ENERGY, INC.
             Notes to tables and supplemental information


(a) In May 2006, the State of Texas adopted House Bill 3, which modified the state's franchise tax structure, replacing the previous tax based on capital or earned surplus with a margin tax (the "Texas Margin Tax") effective with franchise tax reports filed on or after January 1, 2008. The Texas Margin Tax is computed by applying the applicable tax rate (1% for the Company's business sector) to the profit margin, which is generally determined by total revenue less either cost of goods sold or compensation, as applicable. Although House Bill 3 states that the Texas Margin Tax is not an income tax, the Company believes that Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes ("SFAS 109") applies to the Texas Margin Tax. Accordingly, the Company has computed its consolidated deferred tax liability based on its current interpretation of the Texas Margin Tax, resulting in a reduction of deferred tax expense during the year ended December 31, 2006 of $4.4 million.

    The Company's effective federal and state income tax rate for the year ended December 31, 2006 of 9.7% differed from the statutory federal rate of 35% due to reductions in the tax provision related to the adoption of the Texas Margin Tax and statutory depletion, offset in part by certain non-deductible expenses.

(b) Hedging gains (losses) are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2006 or 2005 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2006 and 2005 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/loss instead of as a component of oil and gas sales.


    CONTACT: Clayton Williams Energy, Inc., Midland
             Patti Hollums, 432-688-3419
             Director of Investor Relations
             cwei@claytonwilliams.com
             www.claytonwilliams.com
             or
             Chief Financial Officer
             Mel G. Riggs, 432-688-3431